EXHIBIT 99.1

Helicos BioSciences Announces Change in Executive Management Team

CAMBRIDGE, Mass.—March 7, 2008—Helicos BioSciences Corporation (NASDAQ: HLCS) announced today that Louise Mawhinney, the company’s Senior Vice President and Chief Financial Officer, will be leaving  the company to pursue other interests. Ms. Mawhinney has agreed to continue in her position through March 19, 2008 at which time her resignation will become effective.  Steve Lombardi, the company’s President and Chief Operating Officer, will become the company’s interim principal financial officer and Kevin Lafond, the company’s controller, will become the company’s interim principal accounting officer as of her departure.  Mr. Lafond joined the company in 2007 as the company’s controller. Prior to joining the company, he served as company controller at Pegasystems Inc.

“Since joining us in 2006, Louise has contributed to the development of Helicos in many ways — most notably building our financial organization, facilitating the IPO process and positioning the company well for its transition into a commercial enterprise.   With our announced shipment of the world’s first single molecule sequencer which occurred earlier this week, Helicos has reached an important milestone to which Louise has contributed greatly.  We wish Louise all the best in her future endeavors and thank her for her service to Helicos,” said Stan Lapidus, the company’s Chairman and Chief Executive Officer.

“The company has begun a search for its new CFO, as we focus on commercializing the HeliScope and our tSMS™ technology,” said Steve Lombardi. “We look forward to continuing to build on our existing foundations as we drive the company’s growth and transition from a highly focused R&D organization to a fully functioning commercial company at the cutting edge of genomic technology.”

About Helicos BioSciences

Helicos™ BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMS™, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Helicos’ expectations concerning the Company’s growth and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the management changes discussed in this press release; our ability to successfully commercialize the HeliScope system; competition; changing technology and customer acceptance requirements; our ability to operate in an emerging market; market acceptance of our technology; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth and our ability to obtain capital when desired on favorable terms. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations:

Helicos BioSciences Corporation

Susan Shepard, 617-264-1800

or

Media Contact:

Racepoint Group

Sally Bain, 781-487-4647

sbain@racepointgroup.com